Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report, dated October 27, 2006, relating to our audit of the consolidated financial statements of ESSA Bank & Trust as of September 30, 2006 and 2005, and for the years then ended in Amendment No. 3 of the Registration Statement on Form S-l. We also consent to the reference to us under the headings “Material Income Tax Consequences” and “Experts” in the Prospectus.

Wexford, Pennsylvania

February 7, 2007

S.R. Snodgrass, A.C. • 2100 Corporate Drive, Suite 400 • Wexford, Pennsylvania 15090-7647 • Phone:(724)934-0344 • Facsmile: (724) 934-0345